                                                                    Exhibit 99.1

                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. 1350

Solely for the purposes of complying  with 18 U.S.C.  1350,  I, the  undersigned
Chief  Executive  Officer  and  Chairman  of  Americana  Publishing,   Inc.  and
subsidiary  (the  "Company"),  hereby certify,  based on my knowledge,  that the
Quarterly  Report on Form 10-QSB of the  Company for the quarter  ended June 30,
2002 (the "Report") fully complies with the requirements of Section 13(a) of the
Securities  Exchange  Act of 1934 and that  information  contained in the Report fairly presents,  in all material respects,  the financial condition and results of operations of the Company.

                 /s/ George Lovato, Jr.
                --------------------------
                By: George Lovato, Jr.
                Chief Executive Officer
                August 16, 2002